Exhibit 1
                                                                     ---------


                    [Letterhead of The Chase Manhattan Bank]


                                                                March 23, 2000


                            Senior Credit Facilities
                            ------------------------
                                Commitment Letter
                                -----------------


ISP Opco Holdings Inc.
c/o ISP Management Company, Inc.
1361 Alps Road
Wayne, New Jersey  07470

Attention: Susan Yoss, Treasurer/Senior Vice President

Ladies and Gentlemen:

                     You have advised The Chase Manhattan Bank ("Chase") and Chase Securities Inc. ("CSI") that ISP Opco Holdings Inc., a Delaware corporation (the "Borrower"), will require credit facilities in order to finance the acquisition (the "Acquisition") by a newly formed direct or indirect wholly-owned subsidiary of the Borrower ("Newco") of all of the outstanding capital stock (the "Target Stock") of Dexter Corporation, a Connecticut corporation (the "Target"). The Transaction will be effected either (a) through a tender offer (the "Tender Offer") by Newco for the Target Stock followed by a merger (the "Merger") of Newco with and into the Target (collectively, the "Two-Step Acquisition") or (b) directly through the Merger (the "One-Step Acquisition"), in each case for a price per share of $50. In that connection, you have requested that CSI agree to structure, arrange and syndicate senior credit facilities in an aggregate amount of up to $1,825,000,000 (the "Facilities"), and that Chase commit to provide the Facilities and to serve as administrative agent for the Facilities. References herein to the "Transaction" shall include the Acquisition and the financings described herein and all transactions related thereto.

                     CSI is pleased to advise you that it is willing to act as advisor, lead arranger and book manager for the Facilities.

                     Furthermore, Chase is pleased to advise you of its commitment to provide the entire amount of the Facilities upon the terms and subject to the conditions set forth or referred to in this commitment letter (the "Commitment Letter") and in the respective Summaries of Terms and Conditions attached hereto as Exhibit A and B (the "Term Sheets"). The Term Sheet attached as Exhibit A describes the Facilities as they would apply in the case of a Two-Step Acquisition, and the Term Sheet attached as Exhibit B describes the Facilities as they would apply in the case of a One-Step Acquisition.


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
                     It is agreed that Chase will act as the exclusive administrative agent, and that CSI will act as an advisor, lead arranger and book manager, for the Facilities, and each will, in such capacities, perform the duties and exercise the authority customarily performed and exercised by it in such roles. You and we agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the relevant Term Sheet and the Fee Letter referred to below) will be paid in connection with the Facilities without mutual consultation and agreement among you, Chase and CSI.

                     We intend to syndicate the Facilities to a group of financial institutions (together with Chase, the "Lenders") identified by us and you. The timing, and any staging, of the syndication efforts would be determined by CSI in consultation with you, and you agree actively to assist CSI in completing a syndication satisfactory to it. Such assistance shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing lending relationships and, to the extent possible, the existing lending relationships of the Target, (b) direct contact between senior management and advisors of International Specialty Products Inc. (the "Parent"), the Borrower and the proposed Lenders, (c) assistance in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication and (d) the hosting, with CSI, of one or more meetings of prospective Lenders.

                     In cooperation with you, CSI will manage the syndication, including decisions to be made with you as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist CSI in its syndication efforts, you agree promptly to prepare and provide to CSI and Chase all information with respect to Parent, the Borrower, the Target and the Transaction, including all financial information and projections (the "Projections"), as we may reasonably request in connection with the arrangement and syndication of the Facilities. You hereby represent and covenant that (a) all information other than the Projections (the "Information") that has been or will be made available to Chase or CSI by you or any of your representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to Chase or CSI by you or any of your representatives have been or will be prepared in good faith based upon reasonable assumptions. Chase and CSI acknowledge that, unless additional information is made available by the Target, all information with respect to the Target provided by you will be information made publicly available by the Target. You understand that in arranging and syndicating the Facilities we may use and rely on the Information and Projections without independent verification thereof.

                     As consideration for Chase's commitment hereunder and CSI's agreement to perform the services described herein, you agree to pay to Chase the nonrefundable fees set forth in Annex I to the relevant Term Sheet and in the Fee Letter dated the date hereof and delivered herewith (the "Fee Letter").

                     Chase's commitment hereunder and CSI's agreement to perform the services described herein are subject to (a) there not occurring or becoming known to us any material adverse condition or material adverse change in or affecting the business, operations or financial condition of the Borrower and its subsidiaries, taken as a whole, or the Target and its subsidiaries, taken as a whole, (b) our not becoming aware after the date hereof of any information or


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other matter (including any matter relating to financial models and underlying assumptions relating to the Projections) affecting Parent or the Target or their respective subsidiaries or the Transaction that in our reasonable judgment is inconsistent in a material and adverse manner with any such information or other matter disclosed to us prior to the date hereof, (c) there not having occurred a material disruption of or material adverse change in financial, banking or capital market conditions that, in our judgment, could materially impair the syndication of the Facilities, (d) our satisfaction that prior to and during the syndication of the Facilities there shall be no competing offering, placement or arrangement of any material debt securities or bank financing by or on behalf of the Parent or any of its subsidiaries, (e) the negotiation, execution and delivery of definitive documentation with respect to the Facilities reasonably satisfactory to Chase and its counsel on or before October 31, 2000 (or, in the case of a One-Step Acquisition, on or before December 31, 2000, provided that Chase has completed on or before October 31, 2000 its syndication of the Facilities), (f) the Borrower having delivered a notice (the "Closing Notice") to Chase and CSI at least 30 days prior to the Tender Closing Date or Closing Date (each as defined in the relevant Term Sheet), as applicable, to the effect that the Tender Closing Date or the Closing Date, as applicable, may occur on or after such 30th day and (g) the other conditions set forth or referred to in the relevant Term Sheet. Any matters that are not covered by the provisions hereof and of the relevant Term Sheet are subject to the approval and agreement of Chase, CSI and the Borrower.

                     You agree (a) to indemnify and hold harmless Chase, CSI, their affiliates and their respective officers, directors, employees, advisors, and agents (each, an "Indemnified Person") from and against any and all losses, claims, damages and liabilities to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the Facilities, the use of the proceeds thereof, the Transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, and to reimburse each Indemnified Person upon demand for any reasonable and documented legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found by a final, non-appealable judgment of a court to arise from the bad faith, willful misconduct or gross negligence of such Indemnified Person, breach of law or agreement with the Parent or its subsidiaries ("Non-Indemnifiable Losses"), and (b) to reimburse Chase, CSI and their affiliates on demand for all reasonable and documented out-of-pocket expenses (including due diligence expenses, syndication expenses, consultant's fees and expenses, travel expenses, and reasonable fees, charges and disbursements of counsel) incurred in connection with the Facilities and any related documentation (including this Commitment Letter, the Term Sheets, the Fee Letter and the definitive financing documentation) or the administration, amendment, modification or waiver thereof. No Indemnified Person shall be liable for any damages arising from the use by unauthorized persons of Information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Facilities, except to the extent arising from a Non-Indemnifiable Loss.

                     You acknowledge that Chase and its affiliates (the term "Chase" as used below in this paragraph being understood to include such affiliates) may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the Transaction and otherwise. Chase will not use confidential information obtained from you by virtue of the Transaction or its other relationships with you in connection with the performance by Chase of services for other companies, and Chase will not furnish any such information to other companies. You also acknowledge that Chase has no


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obligation to use in connection with the Transaction, or to furnish to you, confidential information obtained from other companies.

                     This Commitment Letter shall not be assignable by you without the prior written consent of Chase and CSI (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the Indemnified Persons. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you, Chase and CSI. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter, the Term Sheets, the Fee Letter, the "highly confident letter" and the related indemnification agreement are the only agreements that have been entered into among us with respect to the Facilities and set forth the entire understanding of the parties with respect thereto. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

                     This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter, the Term Sheets or the Fee Letter nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person except (a) to your officers directors, employees, agents, consultants and advisors who are directly involved in the consideration of this matter or (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by applicable law, rules and regulations, including, without limitation, tender offer rules and regulations (in which case you agree to inform us promptly thereof), provided, that the foregoing restrictions shall cease to apply (except in respect of the Fee Letter and its terms and substance) after this Commitment Letter has been accepted by you.

                     The compensation, reimbursement, indemnification and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or Chase's commitment hereunder.

                     If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheets and the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter, together with the amounts agreed upon pursuant to the Fee Letter to be payable upon the acceptance hereof, not later than 5:00 p.m., New York City time, on March 31, 2000. Chase's commitment and CSI's agreements herein will expire at such time in the event Chase has not received such executed counterparts and such amounts in accordance with the immediately preceding sentence.




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                     Chase and CSI are pleased to have been given the
opportunity to assist you in connection with this important financing.

                                        Very truly yours,

                                        THE CHASE MANHATTAN BANK


                                        By: /s/ Peter Dedousis
                                            ----------------------------------
                                            Name: Peter Dedousis
                                            Title: Managing Director



                                        CHASE SECURITIES INC.

                                        By: /s/ Christopher Iannaccone
                                            ----------------------------------
                                            Name: Christopher Iannaccone
                                            Title: Managing Director



Accepted and agreed to
as of the date first
written above by:

ISP OPCO HOLDINGS INC.

By: /s/ Susan B. Yoss
    ----------------------------------
    Name: Susan B. Yoss
    Title: Senior Vice President
            and Treasurer











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
                                                                      Exhibit A


                            SENIOR CREDIT FACILITIES

                         Summary of Terms and Conditions

                                 March 23, 2000
                          -----------------------------

                     ISP Opco Holdings Inc., a Delaware corporation (the "Borrower"), will require credit facilities in order to finance the acquisition (the "Acquisition") by a newly formed direct or indirect wholly-owned subsidiary of the Borrower ("Newco") of all of the outstanding capital stock (the "Target Stock") of Dexter Corporation, a Connecticut corporation (the "Target"). The Transaction will be effected either (a) through a tender offer (the "Tender Offer") by Newco for the Target Stock followed by a merger (the "Merger") of Newco with and into the Target (collectively, the "Two-Step Acquisition") or (b) directly through the Merger (the "One-Step Acquisition"), in each case for a price per share of $50. In that connection, you have requested that CSI agree to structure, arrange and syndicate senior credit facilities in an aggregate amount of up to $1,825,000,000 (the "Facilities"), and that Chase commit to provide the Facilities and to serve as administrative agent for the Facilities. This is the Summary of Terms and Conditions for the Facilities in the event that the Transaction will be effected as a "Two-Step Acquisition". References herein to the "Transaction" shall include the Acquisition and the financings described herein and all transactions related thereto.

I.         Parties

Borrower:                     ISP Opco Holdings Inc.

Guarantors:                   ISP Chemicals Inc., ISP Technologies Inc. and
                              Newco and each of the other existing and future direct and indirect domestic wholly owned subsidiaries of International Specialty Products
                              Inc. (the "Parent"), including the Target and its wholly owned domestic subsidiaries after the Target becomes a wholly owned direct or indirect subsidiary of the Parent (the "Guarantors"; the Borrower and the Guarantors, collectively, the "Loan Parties"). The Parent shall also become a Guarantor if at the Tender Closing Date or the Merger Closing Date (each as defined below) in the reasonable judgment of the Parent its Indenture would unquestionably permit it to become a Guarantor.

Advisor, Lead Arranger
and Book Manager:             Chase Securities Inc. (in such capacity, the
                              "Arranger").

Administrative Agent:         The Chase Manhattan Bank ("Chase" and, in such
                              capacity, the "Administrative Agent").

Other Agents:                 To be determined.

Lenders: A syndicate of banks, financial institutions and other entities, including Chase (collectively, the "Lenders").


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II.        Types and Amounts of Credit Facilities

A.         Tender Facilities

1.         Tender Term Facility

Type and Amount of
Facility:                     Nine-month term loan facility (the "Tender Term
                              Facility") in an amount to be determined (the loans thereunder, the "Tender Term Loans").


Availability:                 The Tender Term Loans shall be made in multiple
                              drawings and in minimum amounts to be determined, during the period commencing on the Tender Closing
                              Date (as defined below) and ending on the earlier of the date nine months thereafter and the date of the consummation of the Merger (the "Tender
                              Termination Date").

Amortization:                 The Tender Term Loans shall be repayable on the
                              Tender Termination Date.

Purpose: The proceeds of the Tender Term Loans shall be used to finance the Tender Offer, to refinance existing indebtedness of the Target and its subsidiaries by means of intercompany loans and to pay related fees and expenses.


2.         Tender Revolving Facility

Type and Amount of
Facility:                     Nine-month revolving credit facility (the "Tender
                              Revolving Facility"; together with the Tender Term
                              Facility, the "Tender Facilities") in an amount to be determined (the loans thereunder, the "Tender
                              Revolving Loans").

Availability:                 The Tender Revolving Facility shall be available
                              on a revolving basis during the period commencing on the Tender Closing Date and ending on the Tender Termination Date.

Letters of Credit:            A portion of the Tender Revolving Facility not in
                              excess of $75,000,000 shall be available for the issuance of letters of credit (the "Tender Letters of Credit") by Chase or, subject to certain restrictions, any other Lenders designated by the Borrower (in such capacity, the "Issuing
                              Lenders"). No Tender Letter of
                              Credit shall have an expiration date after the date that is five business days prior to the Tender Termination Date, provided that Tender
                              Letters of Credit as to which the Borrower agrees to post cash collateral on the Tender Termination
                              Date (if the Merger Closing Date does not occur) may have an expiration date of up to 12 months


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
                              from the date of issuance and may then be continued as Merger Letters of Credit under the Merger Revolving Facility (as such terms are defined below).

                              Drawings under any Tender Letter of Credit shall be reimbursed by the Borrower (whether with its own funds or with the proceeds of Tender Revolving Loans) on the same business day. To the extent that the Borrower does not so reimburse the Issuing Lender, the Lenders under the Tender Revolving Facility shall be irrevocably and unconditionally obligated to reimburse such Issuing Lender on a pro rata basis.

Swingline Loans:              A portion of the Tender Revolving Facility
                              not in excess of $5,000,000 shall be available for swingline loans (the "Tender Swingline Loans") from Chase (in such capacity, the "Swingline
                              Lender") on same-day notice. Any such Tender
                              Swingline Loans will reduce availability under the Tender Revolving Facility on a dollar-for-dollar basis. Each Lender under the Tender Revolving
                              Facility shall acquire, under certain
                              circumstances, an irrevocable and unconditional pro rata participation in each Tender Swingline
                              Loan.

Maturity:                     The Tender Termination Date.

Purpose: The proceeds of the Tender Revolving Loans and the Tender Letters of Credit shall be used to finance the Transaction, to refinance existing indebtedness of the Borrower and its subsidiaries (including under the $400,000,000 credit agreement, dated as of July 26, 1996, among ISP Chemicals Inc., ISP Technologies Inc., the Parent, certain subsidiaries of the Parent, the lenders named therein and Chase, as agent (the "Existing Credit Agreement")) and to finance the working capital needs and general corporate purposes of the Borrower and its subsidiaries in the ordinary course of business.


B.         Merger Facilities

1.         Merger Term I Facility

Type and Amount of
Facility:                     Seven-year term loan facility (the "Merger Term I
                              Facility") in an amount to be determined (the loans thereunder, the "Merger Term I Loans").


Availability:                 The Merger Term I Loans shall be made in a single
                              drawing on the Merger Closing Date (as defined below).


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
Amortization:                 The Merger Term I Loans shall be repayable in
                              consecutive semi-annual installments, commencing on a date approximately 18 months after the Merger
                              Closing Date (the "First Installment Date"), in an aggregate amount for each date to be agreed.

Purpose: The proceeds of the Merger Term I Loans shall be used to finance the Transaction, to refinance existing indebtedness of the Borrower and the Target and their subsidiaries (including under the Tender Facilities) and to pay related fees and expenses.


2.         Merger Revolving Facility

Type and Amount of
Facility:                     Seven-year revolving credit facility (the "Merger
                              Revolving Facility") in an amount to be determined
                              (the loans thereunder, the "Merger Revolving
                              Loans"; together with the Tender Revolving Loans, the "Revolving Loans").

Availability:                 The Merger Revolving Facility shall be available
                              on a revolving basis during the period commencing on the Merger Closing Date and ending on the seventh anniversary thereof (the "Merger Revolving
                              Termination Date").

Letters of Credit:            A portion of the Merger Revolving Facility not in
                              excess of $75,000,000 shall be available for the issuance of Letters of Credit (the "Merger Letters of Credit"; together with the Tender Letters of Credit, the "Letters of Credit") by the Issuing
                              Lenders. No Merger Letter of Credit shall have an expiration date after the earlier of (a) 12 months after the date of issuance and (b) five business days prior to the Merger Revolving Termination
                              Date, provided that any Merger Letter of Credit may provide for the renewal thereof for additional periods of up to 12 months (which shall in no event extend beyond the date referred to in clause
                              (b) above).

                              Drawings under any Merger Letter of Credit shall be reimbursed by the Borrower (whether with its own funds or with the proceeds of Merger Revolving Loans) on the same business day. To the extent that the Borrower does not so reimburse the Issuing Lender, the Lenders under the Merger Revolving Facility shall be irrevocably and unconditionally obligated to reimburse such Issuing Lender on a pro rata basis.

Swingline Loans:              A portion of the Merger Revolving Facility not in
                              excess of $5,000,000 shall be available for swingline loans (the "Merger Swingline Loans";
                              together with the Tender Swingline Loans, the "Swingline Loans") from the Swingline Lender on


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
                              same-day notice. Any such Merger Swingline Loans will reduce availability under the Merger Revolving Facility on a dollar-for-dollar basis. Each Lender under the Merger Revolving Facility shall acquire, under certain circumstances, an irrevocable and unconditional pro rata participation in each Merger Swingline Loan.

Competitive Loans:            After the repayment in full of the Merger Term II
                              Loans (as defined below), the Borrower shall have the option under the Merger Revolving Facility to request that the Lenders bid for loans
                              ("Competitive Loans") bearing interest at an absolute rate or a margin over the eurodollar rate, with specified maturities ranging from 7 to 360 days. Each Lender shall have the right, but not the obligation, to submit bids at its discretion. The Borrower, by notice given four business days in advance in the case of eurodollar rate bids and one business day in advance in the case of absolute rate bids, shall specify the proposed date of borrowing, the interest period, the amount of the Competitive Loan and the maturity date thereof, the interest rate basis to be used by the Lenders in bidding and such other terms as the Borrower may specify. The
                              Administrative Agent shall advise the Lenders of the terms of the Borrower's notice, and, subject to acceptance by the Borrower, bids shall be allocated to each Lender in ascending order from the lowest bid to the highest bid acceptable to the Borrower. While Competitive Loans are outstanding, the available commitments under the Merger Revolving Facility shall be reduced by the aggregate amount of such Competitive Loans.

Maturity:                     The Merger Revolving Termination Date.

Purpose: The proceeds of the Merger Revolving Loans and the Merger Letters of Credit shall be used to finance the Transaction, to refinance existing indebtedness of the Borrower and the Target and their subsidiaries (including the Tender Facilities) and to finance the working capital needs and general corporate purposes of the Borrower and its subsidiaries in the ordinary course of business.


3.         Merger Term II Facility


Type and Amount of
Facility:                     An 18-month term loan facility (the "Merger Term
                              II Facility"; together with the Merger Term I
                              Facility and the Merger Revolving Facility, the
                              "Merger Facilities" and, together with the Tender
                              Facilities, the "Facilities") in an aggregate principal amount to be determined (the loans


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
                              thereunder, the "Merger Term II Loans"). The
                              Merger Term II Loans shall be repayable on the date that is 18 months after the Merger Closing Date.

Availability:                 The Merger Term II Loans shall be made in a single
                              drawing on the Merger Closing Date.

Purpose: The proceeds of the Merger Term II Loans shall be used to finance the Transaction, to refinance existing indebtedness of the Borrower and the Target and their subsidiaries and to pay related fees and expenses.



III.       Certain Payment Provisions

Fees and Interest Rates:      As set forth on Annex I.

Optional Prepayments and
Commitment Reductions:        Loans may be prepaid and commitments may be
                              reduced by the Borrower in minimum amounts to be agreed upon, provided that Competitive Loans may not be prepaid without the consent of the relevant
                              Lender. Each of the Merger Term I Loans and the
                              Merger Term II Loans may also be optionally prepaid, and optional prepayments of the Merger
                              Term I Loans shall be applied, first, at the option of the Borrower to the next two succeeding installments thereof and, thereafter, ratably to the remaining installments thereof. Optional prepayments of the Tender Term Loans, the Merger
                              Term I Loans and the Merger Term II Loans may not be reborrowed. Optional reductions of the Tender
                              Term Facility and prepayments of the Tender Term
                              Loans shall be applied to correspondingly reduce the commitments for the Merger Term I Facility and the Merger Term II Facility in a manner determined by the Borrower. Optional reductions of the Tender
                              Revolving Facility shall correspondingly reduce the commitments for the Merger Revolving Facility.

Mandatory Prepayments and
Commitment                    Reductions: The following amounts shall be applied
                              (i) until the Merger Closing Date, to prepay the Tender Term Loans (and to correspondingly reduce the commitments for the Merger Term I Facility and the Merger Term II Facility) and to reduce the Tender Revolving Facility (and to correspondingly reduce the commitments for the Merger Revolving
                              Facility) and (ii) thereafter, to prepay the Merger Term I Loans and the Merger Term II Loans and reduce the Merger Revolving Facility as set forth below:

                              (a) until the Merger Term II Loans have been fully prepaid, 50% of the net proceeds of any sale or issuance of equity, and 100% of the net proceeds


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                              of any issuance or incurrence of certain
                              indebtedness, after the Tender Closing Date by Parent or the Borrower or any of its subsidiaries (subject to certain exceptions to be agreed on); and

                              (b) 100% (until the Merger Term II Loans have been fully prepaid) or 50% (thereafter) of the net proceeds of any sale or other disposition (including as a result of casualty or condemnation) by Parent or the Borrower or any of its subsidiaries of any assets (except for the sale of inventory in the ordinary course of business and certain other dispositions to be agreed on, including dispositions for aggregate net proceeds of up to $20,000,000 (until the Merger Term II Loans have been fully prepaid) or $100,000,000 (thereafter)).

                              All such amounts shall be applied, first, to the prepayment of the Tender Term Loans (and the corresponding reduction of the commitments for the Merger Term I Facility and the Merger Term II Facility) or of the Merger Term I Loans and the Merger Term II Loans, as the case may be, in an order to be agreed and, second, to the permanent reduction of the Tender Revolving Facility (and the corresponding reduction of the commitments for the Merger Revolving Facility) or the Merger Revolving Facility, as the case may be.

                              Any prepayments to be applied to the Merger Term I Loans shall be applied ratably to the remaining installments thereof. Mandatory prepayments of the Tender Term Loans, the Merger Term I Loans and the Merger Term II Loans may not be reborrowed.

                              The Tender Revolving Loans or the Merger Revolving Loans shall be prepaid and the Letters of Credit shall be cash collateralized or replaced to the extent such extensions of credit exceed the amount of the Tender Revolving Facility or the Merger Revolving Facility, as the case may be.

Special Mandatory Prepayment
and Commitment Termination:   All Loans shall be prepaid and the Facilities
                              shall be terminated upon a sale or transfer of the specialty chemicals business of the Borrower and its subsidiaries.


IV.        Collateral         The obligations of each Loan Party in respect of
                              the Facilities and any interest rate or other permitted swap liabilities with any Lender (or any affiliate of a Lender) shall be secured by a perfected first priority security interest in (i) all of the capital stock of each of the direct and indirect existing and future domestic subsidiaries of the Borrower and 65% of the capital stock of first-tier foreign subsidiaries of the Borrower,
                              (ii) all existing and future capital stock of the Target and Life Technologies Inc. ("LifeTech") owned by the Borrower and each of the direct and indirect subsidiaries of the Borrower, including the capital stock of the Target and LifeTech owned by the Borrower and its subsidiaries (other than the Target) before the Merger and owned by the Borrower and its subsidiaries (including the Target) thereafter and (iii) all intercompany loans (other than short-term advances in the ordinary course of business).

                              The foregoing collateral shall be released upon the occurrence of certain events to be agreed.


V.         Certain Conditions

Initial Tender Conditions:    The availability of the Tender Facilities shall be
                              conditioned upon satisfaction of, among other things, the following conditions precedent (the date upon which all such conditions precedent shall be satisfied, the "Tender Closing Date") on or before October 31, 2000:

                              (a) Each Loan Party shall have executed and delivered definitive financing documentation with respect to the Facilities reasonably satisfactory to the Administrative Agent and its counsel (the "Credit Documentation").

                              (b) The Tender Offer shall have been consummated in accordance with applicable law and pursuant to an offer to purchase and other documentation reasonably satisfactory to the Administrative Agent (including as to the maximum price per share and the minimum share tender condition), and no provision of such documentation (including as to the maximum price per share and the minimum share tender condition) shall have been waived, amended, supplemented or otherwise modified in any material respect. The existing indebtedness of the Borrower and its subsidiaries contemplated to be repaid shall have been repaid on satisfactory terms, and the Existing Credit Agreement shall have been terminated. The capital structure of each Loan Party shall be reasonably satisfactory to the Administrative Agent.

                              (c) No shareholders rights plan or statutory provision that would impede or limit consummation of the Tender Offer or the Merger in the proposed manner shall be in effect, and any material conditions or requirements to or for the consummation of the Merger shall have been satisfied or shall be reasonably capable of being satisfied.

                              (d) The Tender Facilities shall be in compliance with the margin regulations of the Board of Governors of the Federal Reserve System and appropriate forms with respect thereto shall have been provided.

                              (e) The Lenders, the Administrative Agent and the Arranger shall have received all fees required to be paid, and reimbursement for all expenses for which invoices have been presented required to be reimbursed, on or before the Tender Closing Date.

                              (f) All governmental and third party approvals necessary or, in the reasonable discretion of the Administrative Agent, advisable in connection with the Tender Offer, the financing contemplated hereby and the continuing operations of Parent and its subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose material adverse conditions on the Tender Offer or the Merger or the financing thereof.

                              (g) The Lenders shall have received (i)
                              satisfactory audited consolidated financial statements of the Borrower and the Target for the two most recent fiscal years ended prior to the Tender Closing Date as to which such financial statements are available and (ii) satisfactory unaudited interim consolidated financial statements of the Borrower and the Target for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available. Such financial statements of the Target shall only be required to the extent publicly available.

                              (h) The Lenders shall have received and be reasonably satisfied with the pro forma consolidated balance sheet of Holdings as at the date of the most recent consolidated balance sheet delivered pursuant to paragraph (g) above, adjusted to give effect to the consummation of the Transaction and the financings contemplated hereby as if such transactions had occurred on such date.

                              (i) The Lenders shall have received and be reasonably satisfied with financial projections (including the assumptions upon which such projections are based) for Holdings and its subsidiaries for the period from the Tender Closing Date through the final maturity of the Term Loans.

                              (j) The Lenders shall have received the results of a recent lien search in each relevant jurisdiction with respect to the Borrower and its subsidiaries, and such search shall reveal no liens on any of the assets of either the Borrower or its subsidiaries except for liens permitted by the Credit Documentation or liens to be discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

                              (k) The Lenders shall be reasonably satisfied with the sufficiency of amounts available under the Tender Revolving Facility to meet the ongoing working capital needs of the Borrower and its subsidiaries following the Tender Offer and the consummation of the other transactions contemplated hereby.

                              (l) The Lenders shall be reasonably satisfied with the tax sharing arrangements among the Parent and its subsidiaries.

                              (m) The Lenders shall have received such legal opinions (including opinions (i) from counsel to the Borrower (which shall include an opinion to the effect that the public indebtedness of Parent may remain outstanding after the Tender Offer and the Merger and the financings contemplated hereby), (ii) if any, delivered to any Loan Party by counsel to the Target, accompanied by reliance letters in favor of the Lenders (to the extent agreed to by such counsel) and (iii) from such special and local counsel as may be reasonably required by the Administrative Agent), documents and other instruments as are customary for transactions of this type or as they may reasonably request.

Initial Merger Conditions:    The availability of the Merger Facilities shall be
                              conditioned upon satisfaction of, among other things, the following conditions precedent (the date upon which all such conditions precedent shall be satisfied, the "Merger Closing Date") on or before the date nine months after the Tender
                              Closing Date (with references to the Borrower and its subsidiaries in this paragraph being deemed to refer to and include the Target and its subsidiaries after giving effect to the Transaction):

                              (a) The conditions to the availability of the Tender Facilities shall have been satisfied or waived, and the Tender Term Loans shall have been made.

                              (b) The Merger shall have been consummated in accordance with applicable law and pursuant to a merger agreement and other documentation reasonably satisfactory to the Administrative Agent, and no provision of such documentation shall have been waived, amended, supplemented or otherwise modified in any material respect. The existing indebtedness of the Borrower and its subsidiaries contemplated to be repaid (including under the Tender Facilities) shall have been repaid, or arrangements for the repayment thereof shall have been made, on satisfactory terms. The capital structure of each Loan Party shall be reasonably satisfactory to the Administrative Agent.

                              (c) No shareholders rights plan or statutory provision that would impede or limit consummation of the Merger in the proposed manner shall be in effect.

                              (d) The Lenders, the Administrative Agent and the Arranger shall have received all fees required to be paid, and reimbursement for all expenses for which invoices have been presented required to be reimbursed, on or before the Merger Closing Date.

                              (e) All governmental and third party approvals necessary or, in the reasonable discretion of the Administrative Agent, advisable in connection with the Merger, the financing contemplated hereby and the continuing operations of Parent and its subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose material adverse conditions on the Transaction or the financing thereof.

                              (f) The Lenders shall have received such legal opinions (including opinions (i) from counsel to the Borrower (which shall include an opinion to the effect that the public indebtedness of Parent may remain outstanding), (ii) if any, delivered to any Loan Party by counsel to the Target, accompanied by reliance letters in favor of the Lenders (to the extent agreed to by such counsel) and (iii) from such special and local counsel as may be reasonably required by the Administrative Agent), documents and other instruments as are customary for transactions of this type or as they may reasonably request.

On-Going Conditions:          The making of each extension of credit shall be
                              conditioned upon (a) the accuracy in all material respects of all representations and warranties in the Credit Documentation (including, without limitation, the material adverse change and litigation representations) and (b) there being no default or event of default in existence at the time of, or after giving effect to the making of, such extension of credit. As used herein and in the Credit Documentation a "material adverse change" shall mean any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the Transaction, (b) the business, operations or financial condition of the Borrower and its subsidiaries taken as a whole or (c) the validity or enforceability of any of the Credit
                              Documentation or the rights and remedies of the Administrative Agent and the Lenders thereunder.


VI.        Certain Documentation Matters

                              The Credit Documentation shall contain
                              representations, warranties, covenants and events of default customary for financings of this type and other terms deemed reasonably appropriate by the Lenders, including, without limitation:

Representations and
Warranties:                   Representations and warranties substantially
                              similar to those in the Existing Credit Agreement
                              (corporate existence; financial condition
                              (including pro forma financial statements);
                              litigation; no breach; action; approvals; use of credit; ERISA; taxes; Investment Company Act;
                              Public Utility Holding Company Act; Indebtedness and Liens; hazardous materials; subsidiaries;
                              patents, trademarks, etc.; and property); and, additionally, representations and warranties relating to solvency; and creation and perfection of security interests.

Affirmative Covenants:        Affirmative covenants substantially similar to
                              those in the Existing Credit Agreement (delivery of financial statements, reports, accountants' letters, projections, officers' certificates and other information requested by the Lenders;
                              notices of defaults, litigation and other material events; continuation of business and maintenance of existence and material rights and privileges;
                              compliance with laws; maintenance of property and insurance; maintenance of books and records; right of the Lenders to inspect property and books and records; and use of proceeds); and, additionally, affirmative covenants relating to further assurances (including, without limitation, with respect to security interests in after-acquired property); and agreement to promptly consummate the Merger after the Tender Closing Date.

Financial Covenants:          Financial covenants as follows (with initial
                              levels and step-ups and step-downs to be agreed):

                              (a) A minimum ratio of EBITDA to interest expense for each four-quarter period (or such shorter period since the first day of the first quarter commencing on or following the Tender Closing
                              Date).

                              (b) A maximum ratio of consolidated debt at the end of each quarter to EBITDA for the four-quarter period then ended.

                              The definition of "EBITDA" shall exclude certain one-time charges to be agreed upon and shall include for a period to be determined the pro forma effect of certain synergies to be agreed upon and the definition of "interest expense" shall exclude the amortization of upfront costs associated with the Facilities.

Negative Covenants:           Negative covenants of a type substantially similar
                              to those in the Existing Credit Agreement
                              (limitations on indebtedness (including guarantee obligations); investments, loans and advances;
                              mergers, consolidations, liquidations and dissolutions; liens (including liens relating to accounts receivable financings); dividends and other payments in respect of capital stock
                              ("Restricted Payments"); Linden property; changes in lines of business; transactions with affiliates; amendments to other documents;
                              designated subsidiaries; and unfriendly
                              acquisitions); and, additionally, sale and leasebacks; and changes in passive holding company status of Parent. The limitation on Restricted
                              Payments shall comply with the covenants in the Parent's Indenture. The terms of the following negative covenants shall depend on whether the collateral has been released and the Merger Term
                              II Loans have been repaid in full:

                              (i) indebtedness -- prior thereto, to include only a limited basket to be agreed upon and, thereafter, to be substantially similar to those in the Existing Credit Agreement;

                              (ii) investments, loans and advances -- prior thereto, to include a total limitation of only $50,000,000 and, thereafter, to be substantially similar to those in the Existing Credit Agreement, with certain adjustments to be agreed;

                              (iii) mergers, consolidations, liquidations and dissolutions -- prior thereto, to be very limited and, thereafter, to be substantially similar to those in the Existing Credit Agreement;

                              (iv) liens -- prior thereto, to be very limited and, thereafter, to be substantially similar to those in the Existing Credit Agreement; and

                              (v) sale and leasebacks -- prior thereto, not to exceed $100,000,000 cumulatively and, thereafter, not to be specifically limited. Events of Default:

                              Events of default substantially similar to those in the Existing Credit Agreement (nonpayment of principal when due; nonpayment of interest, fees or other amounts after a grace period of three days; cross-default; material inaccuracy of representations and warranties; violation of covenants (subject, in the case of certain affirmative covenants, to a grace period); insolvency; bankruptcy events; material judgments; certain ERISA events; certain environmental events; change of control; and change in tax consolidation); and, additionally, actual or asserted invalidity of any guarantee or security document or security interest.

Voting: Amendments and waivers with respect to the Credit Documentation shall require the approval of Lenders holding not less than a majority of the aggregate amount of the Credit Facilities, except that (a) the consent of each Lender directly affected thereby shall be required with respect to
                              (i) reductions in the amount or extensions of the scheduled date of amortization or maturity of any Loan, (ii) reductions in the rate of interest or any fee or extensions of any due date thereof and
                              (iii) increases in the amount or extensions of the expiry date of any Lender's commitment and (b) the consent of 100% of the Lenders shall be required with respect to (i) modifications to any of the voting percentages and (ii) releases of all or substantially all of the Guarantors or all or substantially all of the collateral, except as otherwise expressly provided. In addition, "class" voting requirements will apply to modifications affecting certain payment matters.

Assignments
and Participations:           The Lenders shall be permitted to assign and sell
                              participations in their loans under each Facility
                              (the "Loans") and commitments, subject, in the case of assignments (other than to another Lender
                              (which shall be another Revolving Credit Lender, in the case of an assignment under the Revolving
                              Credit Facility) or to an affiliate of a Lender), to the consent of the Administrative Agent and the Borrower (which consent in each case shall not be unreasonably withheld). A $3,500 administrative fee shall be paid to the Administrative Agent in connection with each assignment. Non-pro rata assignments shall be permitted. In the case of partial assignments (other than to another Lender or to an affiliate of a Lender), the minimum assignment amount shall be $5,000,000, and, after giving effect thereto, the assigning Lender shall have commitments and Loans aggregating at least
                              $5,000,000, unless otherwise agreed by the Borrowers and the Administrative Agent.
                              Participants shall have the same benefits as the Lenders with respect to yield protection and increased cost provisions. Voting rights of participants shall be limited to those matters with respect to which the affirmative vote of the Lender from which it purchased its participation would be required as described under "Voting" above. Pledges of Loans in accordance with applicable law shall be permitted without restriction. Promissory notes shall be issued under the Credit Facilities only upon request.

Yield Protection:             The Credit Documentation shall contain customary
                              provisions (a) protecting the Lenders against increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy and other requirements of law and from the imposition of or changes in withholding or other taxes and
                              (b) indemnifying the Lenders for "breakage costs" incurred in connection with, among other things, any prepayment of a Eurodollar Loan (as defined in Annex I) on a day other than the last day of an interest period with respect thereto.

Expenses and
Indemnification:              The Borrowers shall pay (a) all reasonable and
                              documented out-of-pocket expenses of the
                              Administrative Agent and the Arranger associated with the syndication of the Credit Facilities and the preparation, execution, delivery and administration of the Credit Documentation and any amendment or waiver with respect thereto
                              (including the reasonable fees, disbursements and other charges of counsel) and (b) all reasonable and documented out-of-pocket expenses of the Administrative Agent and the Lenders (including the reasonable and documented fees, disbursements and other charges of counsel) in connection with the enforcement of the Credit Documentation.

                              The Administrative Agent, the Arranger and the Lenders (and their affiliates and their respective officers, directors, employees, advisors and agents) will have no liability for, and will be indemnified and held harmless against, any losses, claims, damages, liabilities or reasonable and documented expenses incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof, except to the extent they are found by a final, non-appealable judgment of a court to arise from the bad faith, gross negligence or willful misconduct of the indemnified party or breach of applicable law or agreement with the Parent.

Governing Law and Forum:      State of New York.

Counsel to the
Administrative Agent
and the Arranger:             Simpson Thacher & Bartlett.

                                                                       Annex I

                            Interest and Certain Fees

Interest Rate Options:        The Borrower may elect that the Loans (other than
                              Competitive Loans) comprising each borrowing bear interest at a rate per annum equal to:

                                 the ABR plus the Applicable Margin; or

                                 the Eurodollar Rate plus the Applicable Margin;

                              provided that all Swingline Loans shall bear interest based upon the ABR.

                              As used herein:

                              "ABR" means the higher of (i) the rate of interest publicly announced by Chase as its prime rate in effect at its principal office in New York City (the "Prime Rate") and (ii) the federal funds effective rate from time to time plus 0.5%.

                              "Applicable Margin" means (a) with respect to the Tender Term Loans and the Tender Revolving Loans,
                              (i) 1.50% in the case of ABR Loans (as defined below) and (ii) 2.50% in the case of Eurodollar Loans (as defined below), (b) with respect to the Merger Term I Loans and the Merger Revolving Loans, a percentage determined in accordance with the pricing grid attached to the Fee Letter as Annex I thereto and (c) with respect to the Merger Term II Loans, (i) 1.50% in the case of ABR Loans and (ii) 2.50%, in the case of Eurodollar Loans.

                              "Eurodollar Rate" means the rate (adjusted for statutory reserve requirements for eurocurrency liabilities) for eurodollar deposits for a period equal to one, two, three or six months (as selected by the Borrower) appearing on Page 3750 of the Telerate screen.

Interest Payment Dates:       In the case of Loans bearing interest based upon
                              the ABR ("ABR Loans"), quarterly in arrears.


                              In the case of Loans bearing interest based upon the Eurodollar Rate ("Eurodollar Loans"), on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

Commitment Fees:              The Borrower shall pay a commitment fee on the
                              average daily unused portion of (a) until the Merger Closing Date, the Tender Revolving Facility and the Tender Term Facility and (b) thereafter, the Merger Revolving Facility, payable quarterly in arrears. The commitment fee rate shall be 0.50% per annum until the Merger Closing Date and thereafter a percentage determined in accordance with the pricing grid attached to the Fee Letter as Annex I thereto. In determining the average daily unused portion of the Tender Revolving
                              Facility or the Merger Revolving Facility,
                              Swingline Loans and Competitive Loans shall be treated as though they were not outstanding.

Letter of Credit Fees:        The Borrower shall pay a fee on all outstanding
                              Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Tender Revolving
                              Facility or the Merger Revolving Facility, as the case may be, on the face amount of each such Letter of Credit. Such fee shall be shared ratably among the Lenders participating in such Facility and shall be payable quarterly in arrears.

                              A fronting fee equal to 0.25% per annum on the face amount of each Letter of Credit shall be payable quarterly in arrears to the Issuing Lender thereof for its own account. In addition, customary administrative, issuance, amendment, payment and negotiation charges shall be payable to such Issuing Lender for its own account.

Default Rate:                 At any time when the Borrower is in default in the
                              payment of any amount of principal due under the Facilities, such amount shall bear interest at 2% above the rate otherwise applicable thereto.
                              Overdue interest, fees and other amounts shall bear interest at 2% above the rate applicable to ABR Loans.

Rate and Fee Basis:           All per annum rates shall be calculated on the
                              basis of a year of 360 days (or 365/366 days, in the case of ABR Loans the interest rate payable on which is then based on the Prime Rate) for actual days elapsed.

                                                                     Exhibit B

                            SENIOR CREDIT FACILITIES

                         Summary of Terms and Conditions

                                 March 23, 2000
                              ---------------------

                     ISP Opco Holdings Inc., a Delaware corporation (the "Borrower"), will require credit facilities in order to finance the acquisition (the "Acquisition") by a newly formed direct or indirect wholly-owned subsidiary of the Borrower ("Newco") of all the outstanding capital stock (the "Target Stock") of Dexter Corporation, a Connecticut corporation (the "Target"). The Transaction will be effected either (a) through a tender offer (the "Tender Offer") by Newco for the Target Stock followed by a merger (the "Merger") of Newco with and into the Target (collectively, the "Two-Step Acquisition") or (b) directly through the Merger (the "One-Step Acquisition"), in each case for a price per share of $50. In that connection, you have requested that CSI agree to structure, arrange and syndicate senior credit facilities in an aggregate amount of up to $1,825,000,000 (the "Facilities"), and that Chase commit to provide the Facilities and to serve as administrative agent for the Facilities. This is the Summary of Terms and Conditions for the Facilities in the event that the Transaction will be effected as a One-Step Acquisition. References herein to the "Transaction" shall include the Acquisition and the financings described herein and all transactions related thereto.

I.         Parties

Borrower:                     ISP Opco Holdings Inc.

Guarantors:                   ISP Chemicals Inc., ISP Technologies Inc. and
                              Newco and each of the other existing and future direct and indirect domestic wholly owned subsidiaries of International Specialty Products
                              Inc. (the "Parent"), including the Target and its wholly owned domestic subsidiaries after the Target becomes a wholly owned direct or indirect subsidiary of the Parent (the "Guarantors"; the Borrower and the Guarantors, collectively, the "Loan Parties"). The Parent shall also become a Guarantor if at the Closing Date (as defined below) in the reasonable judgment of the Parent its Indenture would unquestionably permit it to become a Guarantor.

Advisor, Lead Arranger
and Book Manager:             Chase Securities Inc. (in such capacity, the
                              "Arranger").


Administrative Agent:         The Chase Manhattan Bank ("Chase" and, in such
                              capacity, the "Administrative Agent").

Other Agents:                 To be determined.

Lenders: A syndicate of banks, financial institutions and other entities, including Chase (collectively, the "Lenders").



II.        Types and Amounts of Credit Facilities

A.         Term I Facility

Type and Amount of
Facility:                     Seven-year term loan facility (the "Term I
                              Facility") in an amount to be determined (the loans thereunder, the "Term I Loans").

Availability:                 The Term I Loans shall be made in a single drawing
                              on the Closing Date (as defined below).

Amortization:                 The Term I Loans shall be repayable in consecutive
                              semi-annual installments, commencing on a date approximately 18 months after the Closing Date
                              (the "First Installment Date"), in an aggregate amount for each date to be agreed.

Purpose: The proceeds of the Term I Loans shall be used to finance the Transaction, to refinance existing indebtedness of the Borrower and the Target and their subsidiaries and to pay related fees and expenses.

B.         Revolving Facility

Type and Amount of
Facility:                     Seven-year revolving credit facility (the
                              "Revolving Facility") in an amount to be determined (the loans thereunder, the "Revolving
                              Loans").


Availability:                 The Revolving Facility shall be available on a
                              revolving basis during the period commencing on the Closing Date and ending on the seventh anniversary thereof (the "Revolving Termination
                              Date").

Letters of Credit:            A portion of the Revolving Facility not in excess
                              of $75,000,000 shall be available for the issuance of letters of credit (the "Letters of Credit") by Chase or, subject to certain restrictions, any other Lenders designated by the Borrower (in such capacity, the "Issuing Lenders"). No Letter of
                              Credit shall have an expiration date after the earlier of (a) 12 months after the date of issuance and (b) five business days prior to the Revolving Termination Date, provided that any Letter of Credit may provide for the renewal thereof for additional periods of up to 12 months
                              (which shall in no event extend beyond the date referred to in clause (b) above).

                              Drawings under any Letter of Credit shall be reimbursed by the Borrower (whether with its own funds or with the proceeds of Revolving Loans) on the same business day. To the extent that the Borrower does not so reimburse the Issuing Lender, the Lenders under the Revolving Facility shall be irrevocably and unconditionally obligated to reimburse such Issuing Lender on a pro rata basis.

Swingline Loans:              A portion of the Revolving Facility not in excess
                              of $5,000,000 shall be available for swingline loans (the "Swingline Loans") from Chase (in such capacity, the "Swingline Lender") on same-day notice. Any such Swingline Loans will reduce availability under the Revolving Facility on a dollar-for-dollar basis. Each Lender under the Revolving Facility shall acquire, under certain circumstances, an irrevocable and unconditional pro rata participation in each Swingline Loan.

Competitive Loans:            After the repayment in full of the Term II Loans
                              (as defined below), the Borrower shall have the option under the Revolving Facility to request that the Lenders bid for loans ("Competitive
                              Loans") bearing interest at an absolute rate or a margin over the eurodollar rate, with specified maturities ranging from 7 to 360 days. Each Lender shall have the right, but not the obligation, to submit bids at its discretion. The Borrower, by notice given four business days in advance in the case of eurodollar rate bids and one business day in advance in the case of absolute rate bids, shall specify the proposed date of borrowing, the interest period, the amount of the Competitive
                              Loan and the maturity date thereof, the interest rate basis to be used by the Lenders in bidding and such other terms as the Borrower may specify.
                              The Administrative Agent shall advise the Lenders of the terms of the Borrower's notice, and, subject to acceptance by the Borrower, bids shall be allocated to each Lender in ascending order from the lowest bid to the highest bid acceptable to the Borrower. While Competitive Loans are outstanding, the available commitments under the Revolving Facility shall be reduced by the aggregate amount of such Competitive Loans.

Maturity:                     The Revolving Termination Date.

Purpose: The proceeds of the Revolving Loans and the Letters of Credit shall be used to finance the Transaction, to refinance existing indebtedness of the Borrower and the Target and their subsidiaries (including under the $400,000,000 credit agreement, dated as of July 26, 1996, among ISP Chemicals Inc., ISP Technologies Inc., the Parent, certain subsidiaries of the Parent, the lenders named therein and Chase, as agent (the "Existing Credit Agreement")) and to finance the working capital needs and general corporate purposes of the Borrower and its subsidiaries in the ordinary course of business.


C.         Term II Facility

Type and Amount of
Facility:                     An 18-month term loan facility (the "Term II
                              Facility"; together with the Term I Facility and the Revolving Facility, the "Facilities") in an aggregate principal amount to be determined (the loans thereunder, the "Term II Loans"). The Term
                              II Loans shall be repayable on the date that is 18 months after the Closing Date.

Availability:                 The Term II Loans shall be made in a single
                              drawing on the Closing Date.

Purpose: The proceeds of the Term II Loans shall be used to finance the Transaction, to refinance existing indebtedness of the Borrower and the Target and their subsidiaries and to pay related fees and expenses.


III.       Certain Payment Provisions

Fees and Interest Rates:      As set forth on Annex I.

Optional Prepayments and
Commitment Reductions:        Loans may be prepaid and commitments may be
                              reduced by the Borrower in minimum amounts to be agreed upon, provided that Competitive Loans may not be prepaid without the consent of the relevant
                              Lender. Each of the Term I Loans and the Term II
                              Loans may also be optionally prepaid, and optional prepayments of the Term I Loans shall be applied, first, at the option of the Borrower to the next two succeeding installments thereof and, thereafter, ratably to the remaining installments thereof. Optional prepayments of the Term I Loans and the Term II Loans may not be reborrowed.

Mandatory Prepayments and
Commitment Reductions:        The following amounts shall be applied to prepay
                              the Term I Loans and the Term II Loans and reduce the Revolving Facility as set forth below:

                              (a) until the Term II Loans have been fully prepaid, 50% of the net proceeds of any sale or issuance of equity, and 100% of the net proceeds of any issuance or incurrence of certain indebtedness, by Parent or the Borrower or any of its subsidiaries (subject to certain exceptions to be agreed on); and

                              (b) 100% (until the Term II Loans have been fully prepaid) or 50% (thereafter) of the net proceeds of any sale or other disposition (including as a result of casualty or condemnation) by Parent or the Borrower or any of its subsidiaries of any assets (except for the sale of inventory in the ordinary course of business and certain other dispositions to be agreed on, including dispositions for aggregate net proceeds of up to $20,000,000 (until the Term II Loans have been fully prepaid) or $100,000,000 (thereafter)).

                              All such amounts shall be applied, first, to the prepayment of the Term I Loans and the Term II Loans, in an order to be agreed and, second, to the permanent reduction of the Revolving Facility.

                              Any prepayments to be applied to the Term I Loans shall be applied ratably to the remaining installments thereof. Mandatory prepayments of the Term I Loans and the Term II Loans may not be reborrowed.

                              The Revolving Loans shall be prepaid and the Letters of Credit shall be cash collateralized or replaced to the extent such extensions of credit exceed the amount of the Revolving Facility.

Special Mandatory Prepayment
and Commitment Termination:   All Loans shall be prepaid and the Facilities
                              shall be terminated upon a sale or transfer of the specialty chemicals business of the Borrower and its subsidiaries.


IV.        Collateral         The obligations of each Loan Party in respect of
                              the Facilities and any interest rate or other permitted swap liabilities with any Lender (or any affiliate of a Lender) shall be secured by a perfected first priority security interest in (i) all of the capital stock of each of the direct and indirect existing and future domestic subsidiaries of the Borrower and 65% of the capital stock of first-tier foreign subsidiaries of the Borrower,
                              (ii) all existing and future capital stock of the Target and Life Technologies, Inc. ("LifeTech") owned by the Borrower and each of the direct and indirect subsidiaries of the Borrower and (iii) all intercompany loans (other than short-term advances in the ordinary course of business). The foregoing collateral shall be released upon the occurrence of certain events to be agreed.

V.         Certain Conditions

       Initial Conditions:    The availability of the Facilities shall be
                              conditioned upon satisfaction of, among other things, the following conditions precedent (the date upon which all such conditions precedent shall be satisfied, the "Closing Date") on or before January 31, 2001 (with references to the Borrower and its subsidiaries in this paragraph being deemed to refer to and include the Target and its subsidiaries after giving effect to the Merger):

                              (a) Each Loan Party shall have executed and delivered definitive financing documentation with respect to the Facilities reasonably satisfactory to the Administrative Agent and its counsel (the "Credit Documentation") on or prior to December 31, 2000.

                              (b) The Merger shall have been consummated in accordance with applicable law and pursuant to a merger agreement and other documentation reasonably satisfactory to the Administrative Agent, and no provision of such documentation shall have been waived, amended, supplemented or otherwise modified in any material respect. The existing indebtedness of the Borrower and its subsidiaries contemplated to be repaid shall have been repaid, or arrangements for the repayment thereof shall have been made, on satisfactory terms, and the Existing Credit Agreement shall have been terminated. The capital structure of each Loan Party shall be reasonably satisfactory to the Administrative Agent.

                              (c) No shareholders rights plan or statutory provision that would impede or limit consummation of the Merger in the proposed manner shall be in effect, and any material conditions or requirements to or for the consummation of the Merger shall have been satisfied or shall be reasonably capable of being satisfied.

                              (d) The Lenders, the Administrative Agent and the Arranger shall have received all fees required to be paid, and reimbursement for all expenses for which invoices have been presented required to be reimbursed, on or before the Closing Date.

                              (e) All governmental and third party approvals necessary or, in the reasonable discretion of the Administrative Agent, advisable in connection with the Merger, the financing contemplated hereby and the continuing operations of Parent and its subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose material adverse conditions on the Merger or the financing thereof.

                              (f) The Lenders shall have received (i)
                              satisfactory audited consolidated financial statements of the Borrower and the Target for the two most recent fiscal years ended prior to the Closing Date as to which such financial statements are available and (ii) satisfactory unaudited interim consolidated financial statements of the Borrower and the Target for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause
                              (i) of this paragraph as to which such financial statements are available. Such financial statements of the Target shall only be required to the extent publicly available.

                              (g) The Lenders shall have received and be reasonably satisfied with the pro forma consolidated balance sheet of Holdings as at the date of the most recent consolidated balance sheet delivered pursuant to paragraph (f) above, adjusted to give effect to the consummation of the Transaction and the financings contemplated hereby as if such transactions had occurred on such date.

                              (h) The Lenders shall have received and be reasonably satisfied with financial projections (including the assumptions upon which such projections are based) for Holdings and its subsidiaries for the period from the Closing Date through the final maturity of the Term Loans.

                              (i) The Lenders shall have received the results of a recent lien search in each relevant jurisdiction with respect to the Borrower and its subsidiaries, and such search shall reveal no liens on any of the assets of either the Borrower or its subsidiaries except for liens permitted by the Credit Documentation or liens to be discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

                              (j) The Lenders shall be reasonably satisfied with the sufficiency of amounts available under the Revolving Facility to meet the ongoing working capital needs of the Borrower and its subsidiaries following the Merger and the consummation of the other transactions contemplated hereby.

                              (k) The Lenders shall be reasonably satisfied with the tax sharing arrangements among the Parent and its subsidiaries.

                              (l) The Lenders shall have received such legal opinions (including opinions (i) from counsel to the Borrower (which shall include an opinion to the effect that the public indebtedness of Parent may remain outstanding after the Merger and the financings contemplated hereby), (ii) if any, delivered to any Loan Party by counsel to the Target, accompanied by reliance letters in favor of the Lenders (to the extent agreed to by such counsel) and (iii) from such special and local counsel as may be reasonably required by the Administrative Agent), documents and other instruments as are customary for transactions of this type or as they may reasonably request.



On-Going Conditions:          The making of each extension of credit shall be
                              conditioned upon (a) the accuracy in all material respects of all representations and warranties in the Credit Documentation (including, without limitation, the material adverse change and litigation representations) and (b) there being no default or event of default in existence at the time of, or after giving effect to the making of, such extension of credit. As used herein and in the Credit Documentation a "material adverse change" shall mean any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the Transaction, (b) the business, operations or financial condition of the Borrower and its subsidiaries taken as a whole or (c) the validity or enforceability of any of the Credit
                              Documentation or the rights and remedies of the Administrative Agent and the Lenders thereunder.


VI.        Certain Documentation Matters

                              The Credit Documentation shall contain
                              representations, warranties, covenants and events of default customary for financings of this type and other terms deemed reasonably appropriate by the Lenders, including, without limitation:

Representations and
Warranties:                   Representations and warranties substantially
                              similar to those in the Existing Credit Agreement
                              (corporate existence; financial condition
                              (including pro forma financial statements);
                              litigation; no breach; action; approvals; use of credit; ERISA; taxes; Investment Company Act;
                              Public Utility Holding Company Act; Indebtedness and Liens; hazardous materials; subsidiaries;
                              patents, trademarks, etc.; and property); and, additionally, representations and warranties relating to solvency; and creation and perfection of security interests.

Affirmative Covenants:        Affirmative covenants substantially similar to
                              those in the Existing Credit Agreement (delivery of financial statements, reports, accountants' letters, projections, officers' certificates and other information requested by the Lenders;
                              notices of defaults, litigation and other material events; continuation of business and maintenance of existence and material rights and privileges;
                              compliance with laws; maintenance of property and insurance; maintenance of books and records; right of the Lenders to inspect property and books and records; and use of proceeds); and, additionally, affirmative covenants relating to further assurances (including, without limitation, with respect to security interests in after-acquired property); and agreement to promptly consummate the Merger after the Closing Date.

Financial Covenants:          Financial covenants as follows (with initial
                              levels and step-ups and step-downs to be agreed):

                              (a) A minimum ratio of EBITDA to interest expense for each four-quarter period (or such shorter period since the first day of the first quarter commencing on or following the Closing Date).

                              (b) A maximum ratio of consolidated debt at the end of each quarter to EBITDA for the four-quarter period then ended.

                              The definition of "EBITDA" shall exclude certain one-time charges to be agreed upon and shall include for a period to be determined the pro forma effect of certain synergies to be agreed upon and the definition of "interest expense" shall exclude the amortization of upfront costs associated with the Facilities.

Negative Covenants:           Negative covenants of a type substantially similar
                              to those in the Existing Credit Agreement
                              (limitations on indebtedness (including guarantee obligations); investments, loans and advances;
                              mergers, consolidations, liquidations and dissolutions; liens (including liens relating to accounts receivable financings); dividends and other payments in respect of capital stock
                              ("Restricted Payments"); Linden property; changes in lines of business; transactions with affiliates; amendments to other documents;
                              designated subsidiaries; and unfriendly
                              acquisitions); and, additionally, sale and leasebacks; and changes in passive holding company status of Parent. The limitation on Restricted
                              Payments shall comply with the covenants in the Parent's Indenture. The terms of the following negative covenants shall depend on whether the collateral has been released and the Term II Loans have been repaid in full:

                              (i) indebtedness -- prior thereto, to include only a limited basket to be agreed upon and, thereafter, to be substantially similar to those in the Existing Credit Agreement;

                              (ii) investments, loans and advances -- prior thereto, to include a total limitation of only $50,000,000 and, thereafter, to be substantially similar to those in the Existing Credit Agreement, with certain adjustments to be agreed.

                              (iii) mergers, consolidations, liquidations and dissolutions -- prior thereto, to be very limited and, thereafter, to be substantially similar to those in the Existing Credit Agreement;

                              (iv) liens -- prior thereto, to be very limited and, thereafter, to be substantially similar to those in the Existing Credit Agreement; and

                              (v) sale and leasebacks -- prior thereto, not to exceed $100,000,000 cumulatively and, thereafter, not to be specifically limited.

Events of Default:            Events of default substantially similar to those
                              in the Existing Credit Agreement (nonpayment of principal when due; nonpayment of interest, fees or other amounts after a grace period of three days; cross-default; material inaccuracy of representations and warranties; violation of covenants (subject, in the case of certain affirmative covenants, to a grace period);
                              insolvency; bankruptcy events; material judgments;
                              certain ERISA events; certain environmental events; change of control; and change in tax consolidation); and, additionally, actual or asserted invalidity of any guarantee or security document or security interest.

Voting: Amendments and waivers with respect to the Credit Documentation shall require the approval of Lenders holding not less than a majority of the aggregate amount of the Credit Facilities, except that (a) the consent of each Lender directly affected thereby shall be required with respect to
                              (i) reductions in the amount or extensions of the scheduled date of amortization or maturity of any Loan, (ii) reductions in the rate of interest or any fee or extensions of any due date thereof and
                              (iii) increases in the amount or extensions of the expiry date of any Lender's commitment and (b) the consent of 100% of the Lenders shall be required with respect to (i) modifications to any of the voting percentages and (ii) releases of all or substantially all of the Guarantors or all or substantially all of the collateral, except as otherwise expressly provided. In addition, "class" voting requirements will apply to modifications affecting certain payment matters.

Assignments
and Participations:           The Lenders shall be permitted to assign and sell
                              participations in their loans under each Facility
                              (the "Loans") and commitments, subject, in the case of assignments (other than to another Lender
                              (which shall be another Revolving Credit Lender, in the case of an assignment under the Revolving
                              Credit Facility) or to an affiliate of a Lender), to the consent of the Administrative Agent and the Borrower (which consent in each case shall not be unreasonably withheld). A $3,500 administrative fee shall be paid to the Administrative Agent in connection with each assignment. Non-pro rata assignments shall be permitted. In the case of partial assignments (other than to another Lender or to an affiliate of a Lender), the minimum assignment amount shall be $5,000,000, and, after giving effect thereto, the assigning Lender shall have commitments and Loans aggregating at least
                              $5,000,000, unless otherwise agreed by the Borrowers and the Administrative Agent.
                              Participants shall have the same benefits as the Lenders with respect to yield protection and increased cost provisions. Voting rights of participants shall be limited to those matters with respect to which the affirmative vote of the Lender from which it purchased its participation would be required as described under "Voting" above. Pledges of Loans in accordance with applicable law shall be permitted without restriction. Promissory notes shall be issued under the Credit Facilities only upon request.

Yield Protection:             The Credit Documentation shall contain customary
                              provisions (a) protecting the Lenders against increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy and other requirements of law and from the imposition of or changes in withholding or other taxes and
                              (b) indemnifying the Lenders for "breakage costs" incurred in connection with, among other things, any prepayment of a Eurodollar Loan (as defined in Annex I) on a day other than the last day of an interest period with respect thereto.

Expenses and
Indemnification:              The Borrowers shall pay (a) all reasonable and
                              documented out-of-pocket expenses of the
                              Administrative Agent and the Arranger associated with the syndication of the Credit Facilities and the preparation, execution, delivery and administration of the Credit Documentation and any amendment or waiver with respect thereto
                              (including the reasonable fees, disbursements and other charges of counsel) and (b) all reasonable and documented out-of-pocket expenses of the

                              Administrative Agent and the Lenders (including the reasonable and documented fees, disbursements and other charges of counsel) in connection with the enforcement of the Credit Documentation.

                              The Administrative Agent, the Arranger and the Lenders (and their affiliates and their respective officers, directors, employees, advisors and agents) will have no liability for, and will be indemnified and held harmless against, any losses, claims, damages, liabilities or reasonable and documented expenses incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof, except to the extent they are found by a final, non-appealable judgment of a court to arise from the bad faith, gross negligence or willful misconduct of the indemnified party or breach of applicable law or agreement with the Parent.

Governing Law and Forum:      State of New York.

Counsel to the
Administrative Agent
and the Arranger:             Simpson Thacher & Bartlett.

                                                                       Annex I

                            Interest and Certain Fees
                            -------------------------


Interest Rate Options:        The Borrower may elect that the Loans (other than
                              Competitive Loans) comprising each borrowing bear interest at a rate per annum equal to:

                                 the ABR plus the Applicable Margin; or

                                 the Eurodollar Rate plus the Applicable Margin;

                              provided that all Swingline Loans shall bear interest based upon the ABR.

                              As used herein:

                              "ABR" means the higher of (i) the rate of interest publicly announced by Chase as its prime rate in effect at its principal office in New York City (the "Prime Rate") and (ii) the federal funds effective rate from time to time plus 0.5%.

                              "Applicable Margin" means (a) with respect to the Term I Loans and the Revolving Loans, a percentage determined in accordance with the pricing grid attached to the Fee Letter as Annex II thereto and
                              (b) with respect to the Term II Loans, (i) 1.50% in the case of ABR Loans and (ii) 2.50%, in the case of Eurodollar Loans.

                              "Eurodollar Rate" means the rate (adjusted for statutory reserve requirements for eurocurrency liabilities) for eurodollar deposits for a period equal to one, two, three or six months (as selected by the Borrower) appearing on Page 3750 of the Telerate screen.

Interest Payment Dates:       In the case of Loans bearing interest based upon
                              the ABR ("ABR Loans"), quarterly in arrears.


                              In the case of Loans bearing interest based upon the Eurodollar Rate ("Eurodollar Loans"), on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

Commitment Fees:              The Borrower shall pay a commitment fee on the
                              average daily unused portion of the Facilities, payable quarterly in arrears. The commitment fee rate shall be 0.50% per annum until the Closing
                              Date and thereafter a percentage determined in accordance with the pricing grid attached to the

                              Fee Letter as Annex II thereto. In determining the average daily unused portion of the Revolving Facility, Swingline Loans and Competitive Loans shall be treated as though they were not outstanding.

Letter of Credit Fees:        The Borrower shall pay a fee on all outstanding
                              Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility, on the face amount of each such Letter of Credit.
                              Such fee shall be shared ratably among the Lenders participating in such Facility and shall be payable quarterly in arrears.

                              A fronting fee equal to 0.25% per annum on the face amount of each Letter of Credit shall be payable quarterly in arrears to the Issuing Lender thereof for its own account. In addition, customary administrative, issuance, amendment, payment and negotiation charges shall be payable to such Issuing Lender for its own account.

Default Rate:                 At any time when the Borrower is in default in the
                              payment of any amount of principal due under the Facilities, such amount shall bear interest at 2% above the rate otherwise applicable thereto.
                              Overdue interest, fees and other amounts shall bear interest at 2% above the rate applicable to ABR Loans.

Rate and Fee Basis:           All per annum rates shall be calculated on the
                              basis of a year of 360 days (or 365/366 days, in the case of ABR Loans the interest rate payable on which is then based on the Prime Rate) for actual days elapsed.







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